Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 27, 2026, relating to the financial statements of QXO, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona

May 15, 2026